UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

R1 RCM Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way
Suite 200
Murray
Utah	84123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Director Nomination Agreement

On January 17, 2024, concurrently with the closing of the previously announced acquisition of the revenue cycle management business (“Acclara”) of Providence Health & Services – Washington (“Providence”) and certain of its affiliates, R1 RCM Inc. (the “Company”) entered into the Director Nomination Agreement, by and between the Company and Providence (the “Nomination Agreement”). Pursuant to the Nomination Agreement, Providence will be entitled to nominate one individual to the Company’s board of directors (the “Board”) for the earlier of three consecutive one-year terms following the closing of the acquisition or the termination of either of the Commercial Agreements (as defined below). Thereafter, Providence will have certain Board observer rights, subject to limitations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Nomination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Joinder to Registration Rights Agreement

On January 17, 2024, concurrently with the closing of the acquisition, Providence executed a joinder to the Company’s Second Amended and Restated Registration Rights Agreement, dated as of June 21, 2022, to provide Providence with unlimited piggyback registration rights with respect to the shares of common stock issuable upon the conversion or exercise of the Warrant (as defined below), subject to certain limitations as it relates to primary issuances.

Second Amendment to the Credit Agreement

On January 17, 2024, the Company entered into Amendment No. 2 (the “Second Amendment”) to the Second Amended and Restated Credit Agreement, dated as of June 21, 2022 (as amended by that certain Amendment No. 1 and Waiver, dated as of November 17, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company and certain of its subsidiaries, Bank of America, N.A., as administrative agent, and the lenders named therein. Pursuant to the Second Amendment, among certain other amendments, the lenders named in the Second Amendment agreed, severally and not jointly, to extend additional Initial Term B Loans (as defined in the Credit Agreement) (the “Incremental Term B Loans”) to the Company under the Credit Agreement in an aggregate principal amount equal to $575,000,000. The Company used the proceeds of the Incremental Term B Loans, together with cash on hand and Revolving Loans (as defined in the Credit Agreement) borrowed under the Credit Agreement, to finance (i) the cash consideration for the acquisition of Acclara and (ii) fees and costs incurred in connection with the acquisition and related transactions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under the heading “Second Amendment to the Credit Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

On January 17, 2024, concurrently with the closing of the acquisition and as part of the consideration thereof, the Company issued a warrant to acquire up to 12,192,000 shares of common stock, par value $0.01 per share, of the Company to Providence (the “Warrant”). The offer and issuance of the Warrant are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Providence has represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Warrant is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof. Pursuant to the Warrant, Providence may not directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of the Warrant or the shares of common stock issuable upon the conversion or exercise thereof without the prior written consent of the Company, other than in certain limited customary circumstances, for a period of three years following the closing of the acquisition.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Warrant, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 17, 2024, concurrently with the closing of the acquisition, the Board increased the size of the Board to seventeen (17) members and appointed Erik G. Wexler as a director of the Company, effective immediately, to serve until the Company’s 2024 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Wexler was appointed to the Board pursuant to the Nomination Agreement and upon the recommendation of the Nominating and Corporate Governance Committee of the Board. Except for the Nomination Agreement, Mr. Wexler was not selected pursuant to any arrangement or understanding between him and any other person.

Mr. Wexler has served as Providence’s President and Chief Operating Officer since June 2022. Mr. Wexler is responsible for operational oversight and strategy for Providence, and works to ensure access to a portfolio of vital, high-quality and affordable services across the Providence footprint while also leading the organization’s care transformation strategies. Mr. Wexler has held numerous roles at Providence since joining the organization; prior to his current role, Mr. Wexler served as President of Operations, Providence South, beginning in June 2020, and prior to that as Chief Executive, Southern California, beginning in May 2016. Mr. Wexler holds a bachelor’s degree in sociology and an MBA from the University of Hartford in Connecticut.

The Company has entered into an indemnification agreement with Mr. Wexler in the form that the Company has entered into with its other directors, which provides that the Company will indemnify Mr. Wexler to the fullest extent permitted by law for claims arising in his capacity as a director of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Wexler, the Company will be required to advance his expenses in connection with his defense of that claim, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

On December 5, 2023, the Company entered into a Securities Purchase Agreement to acquire Acclara from certain affiliates of Providence. The consideration for the acquisition consisted of $675.0 million in cash and the Warrant. Concurrently with the closing of acquisition, the Company entered into the following related person transactions described in this Current Report on Form 8-K and incorporated by reference into this Item 5.02: under the headings “Director Nomination Agreement” and “Joinder to Registration Rights Agreement” in Item 1.01; under Item 3.02; and under Item 8.01.

Item 7.01	Regulation FD Disclosure

On January 17, 2024, the Company issued a press release announcing the closing of the acquisition of Acclara and related transactions and Commercial Agreements. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01	Other Events

On January 17, 2024, concurrently with the closing of the acquisition, Acclara, under Company ownership, entered into the previously disclosed (i) agreement with Providence for the provision of revenue cycle management services by Acclara and its affiliates under Company ownership and (ii) amendments to existing revenue cycle management services contracts with certain Providence physician groups (collectively, the “Commercial Agreements”). The Commercial Agreements have a 10-year term and are subject to termination in the following situations: for uncured material breaches; for sustained and consistent failures with respect to defined key performance indicators; in the event a party is excluded from certain healthcare programs; if Acclara is unable to perform services as a result of a change in applicable law; if a party is subject to certain bankruptcy or similar insolvency or event of default occurrences; if the customer sells or divests its facilities to an unaffiliated third party; if a regulator, arbiter or court prohibits Acclara from providing services in any material jurisdiction; or as a result of a force majeure event.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit Number	Description

	4.1	Warrant, dated as of January 17, 2024, by and between R1 RCM Inc. and Providence Health & Services – Washington

	10.1	Director Nomination Agreement, dated as of January 17, 2024, by and between R1 RCM Inc. and Providence Health & Services – Washington

	10.2	Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of January 17, 2024, by and among R1 RCM Inc. and certain of its subsidiaries, Bank of America, N.A., as administrative agent, and the lenders named therein

	99.1	Press Release dated January 17, 2024

	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: January 17, 2024

	By:	/s/ Jennifer Williams
	Name:	Jennifer Williams
	Title:	Chief Financial Officer